Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter 2026 Results and Narrows 2026 Guidance

Philadelphia, PA, April 22, 2026 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2026.
Management Comments
“During the first quarter, we made excellent progress on our 2026 business plan highlighted by achieving 94% of our speculative revenue target based on the midpoint of our guidance.” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our wholly owned first quarter leasing activity totaled 268,000 square feet representing the most activity since the fourth quarter of 2024. We continue to make progress on our portfolio recycling program and expect to achieve our $290 million disposition target with approximately $305 million under agreement or currently in various stages of due diligence. We have agreed to terms on a 7-year financing for Avira for up to $100 million using the proceeds and line of credit to repay the existing construction loan due in July 2026 and we anticipate closing both transactions during the second quarter. We remain in an excellent liquidity position with $65 million outstanding on our $600 million unsecured line of credit and no unsecured bonds maturing until November 2027.  Based on the progress we have made on our 2026 business plan, we are narrowing our FFO range from $0.51 to $0.59 per share to $0.52 to $0.58 per share.”
First Quarter 2026 Highlights
Financial Results
•Net loss attributable to common shareholders: $(48.9) million, or $(0.28) per share. Our results include non-cash impairment charges for properties within our wholly owned portfolio totaling $11.9 million, or $(0.07) per share.
•Funds from Operations (FFO) available to common shareholders: $20.0 million, or $0.11 per diluted share.
Portfolio Results
•Core Portfolio: 88.3% occupied and 89.9% leased.
•New and renewal leases signed: 268,000 square feet during the first quarter in our wholly-owned portfolio and, including leasing within our unconsolidated joint ventures, totaled 422,000 square feet.
•Rental rate mark-to-market: Increased 4.1% on an accrual basis and decreased (2.6)% on a cash basis.
•Same store net operating income (NOI): Increased 0.8% on an accrual basis and 3.3% on a cash basis.
•Leases scheduled to commence subsequent to March 31, 2026: 182,000 square feet.

Finance Activity

•As of March 31, 2026, we had a $65.0 million outstanding balance on our $600.0 million unsecured line of credit.
•As of March 31, 2026, we had $36.2 million of cash and cash equivalents on-hand.
Results for the Three Months Ended March 31, 2026
Net loss attributable to common shareholders totaled $(48.9) million, or $(0.28) per share, in the first quarter of 2026 compared to a net loss attributable to common shareholders of $(27.4) million, or $(0.16) per share in the first quarter of 2025. Our 2026 results include non-cash impairment charges within our wholly owned portfolio totaling $11.9 million, or $(0.07) per share.
FFO available to common shareholders and unit holders in the first quarter of 2026 totaled $20.0 million, or $0.11 per diluted share, versus $24.7 million, or $0.14 per diluted share, in the first quarter of 2025. Our first quarter FFO 2026 payout ratio ($0.08 common share distribution / $0.11 FFO per diluted share) was 72.7%.
Operating and Leasing Activity
In the first quarter of 2026, our NOI excluding termination fees and other income items increased 0.8% on an accrual basis and 3.3% on a cash basis for our 59 same store properties, which were 88.3% and 88.8% occupied on March 31, 2026 and March 31, 2025, respectively.
We leased approximately 268,000 square feet and commenced occupancy on 237,000 square feet during the first quarter of 2026. The first quarter occupancy activity includes 77,000 square feet of renewals, 114,000 square feet of new leases and 46,000 square feet of tenant expansions. We also have an additional 182,000 square feet of executed new leasing scheduled to commence subsequent to March 31, 2026. Our tenant retention ratio was 45% in our core portfolio with negative net absorption of (38,000) square feet during the first quarter of 2026. First quarter rental rate growth increased 4.1% as our renewal rental rates increased 5.0% and our new lease/expansion rental rates decreased (0.9)%, all on an accrual basis.
At March 31, 2026, our core portfolio of 60 properties comprising 11.4 million square feet was 88.3% occupied and, as of April 15, 2026, 89.9% leased (reflecting executed leases commencing after March 31, 2026).
Distributions
On February 18, 2026, our Board of Trustees declared a quarterly cash dividend of $0.08 per common share and OP Unit that was paid on April 16, 2026 to holders of record on April 2, 2026.
2026 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2026 loss per share guidance from $(0.66) - $(0.58) per share to $(0.76) – $(0.70) per share and 2026 FFO guidance from $0.51 - $0.59 per diluted share to $0.52 - $0.58 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2026 FFO and earnings per diluted share:

Guidance for 2026		Range

Loss per diluted share allocated to common shareholders	$(0.76)	to	$(0.70)
Plus: real estate depreciation, amortization	1.21		1.21
Plus: real estate impairment	0.07		0.07
FFO per diluted share	$0.52	to	$0.58

Our 2026 FFO key assumptions include:
•Year-end Core Occupancy Range: 89-90%;

•Year-end Core Leased Range: 90-91%;
•Rental Rate Mark-to-Market (accrual): 5-7%;
•Rental Rate Mark-to-Market (cash): (2)-0%;
•Same Store (accrual) NOI Range: (1)-1%;
•Same Store (cash) NOI Range: 0-2%;
•Speculative Revenue Target: $17.0 - $18.0 million, $16.4 million achieved;
•Tenant Retention Rate Range: 46-48%;
•Property Acquisition Activity: None;
•Property Sales Activity: $280.0 - $300.0 million;
•Development Starts: Redevelopment of one existing Uptown ATX building in Austin, Texas;
•Financing Activity: Refinance our $178 million 3025 JFK Construction Loan maturing in July 2026 and extend our unsecured credit facility maturing in June 2026;
•Share Buyback and Bond Repurchase Activity: Will be based on sales activity above;
•Annual earnings and FFO per diluted share based on 180.0 million fully diluted weighted average common shares.
Except as outlined in our 2026 Business Plan, which can be located on the Investor Relations page of our website, our estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate based on several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. Management is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities or depreciable real estate. For a complete definition of FFO and statements of the reasons why management believes FFO provides useful information to investors, see page 37 in our first quarter Supplemental Information Package. There can be no assurance that our actual results will not differ materially from the estimates set forth above. Our 2026 Business Plan is included in our Supplemental Information Package which can be located on the Investor Relations page of our website.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in Philadelphia, PA and Austin, TX. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 117 properties and 19.8 million square feet as of March 31, 2026. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
After releasing our first quarter earnings after the market close on Wednesday, April 22, 2026, we will hold our first quarter conference call on Thursday, April 23, 2026 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – Second Quarter 2026 Conference Call
We expect to release our second quarter 2026 earnings on Wednesday, July 22, 2026, after the market close and will host our second quarter 2026 conference call on Thursday, July 23, 2026 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Supplemental Information

We produce a Supplemental Information Package that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The Supplemental Information Package is available via our website, www.brandywinerealty.com, through the “Investor Relations” section.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2026 Guidance and our 2026 Business Plan and expectations for timing and terms of developments, sales, capital activities, bond repurchases and common share buybacks, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; impacts from changes to U.S. trade and foreign relations policies, including the imposition of tariffs; impacts of a U.S. government shutdown; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2025. Given the uncertainties, we caution readers not to place undue reliance on forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests of common unit holders and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a Non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.

Core Portfolio
Our core portfolio is comprised of our wholly owned properties, excluding any properties currently in development, re-development or recently completed, not yet stabilized or held for sale.
Speculative Revenue
Speculative Revenue represents the amount of rental revenue the company projects to be recorded during the current calendar year from new and renewal leasing activity in its core portfolio that has yet to be executed as of the beginning of the year. This revenue is primarily attributable to the absorption of core portfolio square footage that was either vacant at the beginning of the year or the renewal of existing tenants due to expire during the current year.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Real estate investments:
Operating properties	$3,724,851	$3,753,780
Accumulated depreciation	(1,279,283)	(1,259,090)
Prepaid ground leases, net	51,236	51,399
Right of use asset - operating leases, net	17,657	17,806
Operating real estate investments, net	2,514,461	2,563,895
Construction-in-progress	123,659	118,543
Land held for development	72,110	70,405
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,737,992	2,780,605
Cash and cash equivalents	36,203	32,284
Restricted cash and escrow	30,093	30,018
Accounts receivable	23,370	22,154
Assets held for sale, net	15,383	—
Accrued rent receivable, net of allowance of $424 as of March 31, 2026 and December 31, 2025	184,220	182,651
Investment in unconsolidated real estate ventures	321,534	314,326
Deferred costs, net	81,143	79,549
Intangible assets, net	20,739	22,426
Other assets	137,170	122,227
Total assets	$3,587,847	$3,586,240
LIABILITIES AND BENEFICIARIES' EQUITY
Secured debt, net	$234,091	$234,079
Unsecured credit facility	65,000	—
Unsecured term loan, net	249,491	249,389
Unsecured senior notes, net	2,073,656	2,073,394
Accounts payable and accrued expenses	141,933	143,826
Distributions payable	14,201	14,108
Deferred income, gains and rent	20,852	22,569
Intangible liabilities, net	12,534	12,713
Lease liability - operating leases	23,764	23,720
Other liabilities	13,133	14,588
Total liabilities	$2,848,655	$2,788,386
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 173,711,845 and 173,699,039 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,733	1,733
Additional paid-in-capital	3,202,662	3,199,838
Deferred compensation payable in common shares	24,282	23,069
Common shares in grantor trust, 1,947,350 and 1,583,000 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	(24,282)	(23,069)
Cumulative earnings	556,661	605,252
Accumulated other comprehensive income (loss)	126	(1,437)
Cumulative distributions	(3,026,869)	(3,012,654)
Total Brandywine Realty Trust's equity	734,313	792,732
Noncontrolling interests	4,879	5,122
Total beneficiaries' equity	$739,192	$797,854
Total liabilities and beneficiaries' equity	$3,587,847	$3,586,240

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Rents	$120,657	$114,428
Third party management fees, labor reimbursement and leasing	4,725	5,829
Other	1,622	1,259
Total revenue	127,004	121,516
Operating expenses
Property operating expenses	38,526	33,526
Real estate taxes	11,325	11,432
Third party management expenses	2,168	2,633
Depreciation and amortization	49,231	44,353
General and administrative expenses	12,335	17,470
Provision for impairment	11,909	—
Total operating expenses	125,494	109,414
Gain on sale of real estate
Net gain on disposition of real estate	—	3,059
Total gain on sale of real estate	—	3,059
Operating income	1,510	15,161
Other income (expense):
Interest and investment income	666	1,186
Interest expense	(40,889)	(31,845)
Interest expense - amortization of deferred financing costs	(1,387)	(1,230)
Equity in loss of unconsolidated real estate ventures	(8,702)	(10,511)
Net gain on real estate venture transactions	—	183
Net loss before income taxes	(48,802)	(27,056)
Income tax provision	(2)	—
Net loss	(48,804)	(27,056)
Net loss attributable to noncontrolling interests	213	81
Net loss attributable to Brandywine Realty Trust	(48,591)	(26,975)
Nonforfeitable dividends allocated to unvested restricted shareholders	(318)	(429)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(48,909)	$(27,404)
PER SHARE DATA
Basic loss per Common Share	$(0.28)	$(0.16)
Basic weighted average shares outstanding	173,756,736	172,915,482
Diluted loss per Common Share	$(0.28)	$(0.16)
Diluted weighted average shares outstanding	173,756,736	172,915,482

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net loss attributable to common shareholders	$(48,909)	$(27,404)
Add (deduct):
Net loss attributable to noncontrolling interests - LP units	(146)	(81)
Nonforfeitable dividends allocated to unvested restricted shareholders	318	429
Net loss on real estate venture transactions	243	106
Net gain on disposition of real estate	—	(3,059)
Provision for impairment	11,909	—
Depreciation and amortization:
Real property	42,654	38,729
Leasing costs including acquired intangibles	5,704	4,815
Company’s share of unconsolidated real estate ventures	8,733	11,436
Partners’ share of consolidated real estate ventures	(97)	(3)
Funds from operations	20,409	24,968
Funds from operations allocable to unvested restricted shareholders	(386)	(305)
Funds from operations available to common share and unit holders (FFO)	$20,023	$24,663
FFO per share - fully diluted	$0.11	$0.14
Weighted-average shares/units outstanding — fully diluted	180,721,719	178,473,873
Distributions paid per common share	$0.08	$0.15
FFO payout ratio (distributions paid per common share/FFO per diluted share)	73%	107%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 1st QUARTER
(unaudited and in thousands)

Of the 64 properties owned by the Company as of March 31, 2026, a total of 59 properties ("Same Store Properties") containing an aggregate of 11.2 million net rentable square feet were owned for the entire three months ended March 31, 2026 and 2025. As of March 31, 2026, two properties were recently completed and three properties were in development/redevelopment. The Same Store Properties were 88.3% and 88.8% occupied as of March 31, 2026 and 2025, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2026	2025
Revenue
Rents	$108,153	$105,307
Other	210	237
Total revenue	108,363	105,544
Operating expenses
Property operating expenses	30,972	28,545
Real estate taxes	10,371	10,086
Net operating income	$67,020	$66,913
Net operating income - percentage change over prior year	0.2%
Net operating income, excluding other items (1)	$66,785	$66,279
Net operating income, excluding other items - percentage change over prior year	0.8%
Net operating income	$67,020	$66,913
Straight line rents & other	(342)	(1,831)
Above/below market rent amortization	(160)	(164)
Amortization of tenant inducements	273	221
Non-cash ground rent expense	235	239
Cash - Net operating income	$67,026	$65,378
Cash - Net operating income - percentage change over prior year	2.5%
Cash - Net operating income, excluding other items (1)	$66,671	$64,537
Cash - Net operating income, excluding other items - percentage change over prior year	3.3%
	Three Months Ended March 31,
	2026	2025
Net income (loss):	$(48,804)	$(27,056)
Add/(deduct):
Interest and investment income	(666)	(1,186)
Interest expense	40,889	31,845
Interest expense - amortization of deferred financing costs	1,387	1,230
Equity in loss of unconsolidated real estate ventures	8,702	10,511
Net gain on real estate venture transactions	—	(183)
Net gain on disposition of real estate	—	(3,059)
Depreciation and amortization	49,231	44,353
General & administrative expenses	12,335	17,470
Provision for impairment	11,909	—
Consolidated net operating income	74,985	73,925
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(7,965)	(7,012)
Same store net operating income	$67,020	$66,913

(1) - Other items represent termination fees and bad debt expense and other income.